EXHIBIT 14.1


                                MR3 SYSTEMS, INC.

                                 CODE OF ETHICS
                                       FOR
            CHAIRMAN, EXECUTIVE OFFICERS AND SENIOR FINANCIAL OFFICER


         MR3 Systems, Inc. ("MR3" or "the Company") has established the following Code of Ethics (the "Code") for its Chairman, Executive Officers and Senior Financial Officer to ensure the continuing integrity and accuracy of financial reporting and to protect the interests of its shareholders, as well as all those with which MR3 conducts business. The Code applies to Directors, Officers and all Employees of the Company alike. This Code sets forth specific policies to guide the Company's Chairman, Executive Officers, Senior Financial Officer in the performance of their duties so as to foster an environment throughout the Company that supports and reinforces MR3's commitment to the highest of ethical standards.

         MR3's Chairman, Executive Officers and Senior Financial Officer shall:

         1. Act with honesty and integrity, ethically handling any actual or potential conflicts between their personal, private interests and the interests of MR3, avoiding improper personal benefits as a result of their position.

         2. Disclose to MR3 any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest.

         3. Endeavor to assure responsible use of and control of MR3's assets and resources.

         4. Perform responsibilities with a view to causing periodic reports filed with the SEC or other public communications by MR3 to contain disclosures, which are objective, accurate, timely, complete, understandable and present the facts fairly.

         5. Avoid any relationship or activity that might impair their ability to make objective and fair decisions in the performance of their duties.

         6. Comply with federal, state and local laws and regulations applicable to MR3. These range from the federal securities laws, including, without limitation, the Sarbanes-Oxley Act of 2002 and the rules of any exchange on which MR3's stock trades.

         7. Take reasonable and appropriate measures to protect MR3's confidential information including, but not limited to technical information related to the MR3 Technology, non-public business strategies, trend reports and analyses, pro-forma financial statements and other financial information.

                               MR3 CODE OF ETHICS
                                   (Continued)

         8. Not use confidential information acquired in the course of their work for personal advantage.

         9. Take appropriately prompt action to report violations of this Code to the proper person or persons in the Company.

         10.      Be accountable for adherence to this Code.

         11.      Maintain accurate financial record keeping.

         12. Refrain from taking any action that fraudulently influences, coerces, manipulates, or misleads any independent public or certified accountant engaged in the performance of an audit of the financial statements of MR3 for the purpose of rendering such financial statements materially misleading.

         I acknowledge that I have received and read the MR3 Systems, Inc. Code of Ethics and understand my obligations as an Employee and Officer to comply with the policies and principles outlined in the Code.

Signatures of Chairman, Executive and Senior Financial Officers:


/s/ RANDALL S. REIS
------------------------------
Randall S. Reis
Chairman                                    Date:  March 1, 2004


/s/ BRADLEY N. ROTTER
------------------------------
Bradley N. Rotter
Chief Executive Officer                     Date:  March 1, 2004


/s/ JOHN KING BURNS
------------------------------
John King Burns
President and Chief Operating Officer       Date:  March 1, 2004


/s/ IRVING W. DEVOE
------------------------------
Irving W. DeVoe
Chief Science Officer                       Date:  March 1, 2004


/s/ GARY K. ABREIM
------------------------------
Gary K. Abreim
Chief Financial Officer                     Date:  March 1, 2004


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